 Exhibit 24.1

VIVEVE MEDICAL, INC.

REGISTRATION STATEMENT ON FORM S-1 POWER OF ATTORNEY

Each undersigned officer and/or director of Viveve Medical, Inc., a Yukon Territory corporation (the “Registrant”), does hereby make, constitute and appoint Patricia Scheller, Chief Executive Officer of the Registrant, and Scott Durbin, Chief Financial Officer of the Registrant, and any other person holding the position of Chief Executive Officer or Chief Financial Officer of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:

(i)

the Registration Statement on Form S-1 (the “Form S-1 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common stock, no par value, of the Registrant for resale in connection with that certain Registration Rights Agreement, dated November 20, 2015 as may be revised in accordance with the Company resolution entitled “Authorize Filing of Resale S-1 Registration Statement”;

(ii)	any and all amendments, including post-effective amendments, and exhibits to the Form S-1 Registration Statement; and

(iii)

any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-1 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of December 14, 2015.

Signature

/s/ Patricia Scheller Patricia Scheller	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Scott Durbin Scott Durbin	Chief Financial Officer (Principal Financial Officer)

/s/ Brigitte Smith Brigitte Smith	Chairman of the Board

/s/ Mark Colella Mark Colella	Director

/s/ Carl Simpson Carl Simpson	Director

/s/ Daniel Janney Daniel Janney	Director